Exhibit 99.2

MSR Collateralized Term Note Transaction Summary

Transaction Summary  On February 13, 2017, PennyMac Financial Services, Inc. (“PFSI”) priced $400 million aggregate principal amount of MSR Collateralized Notes (“Term Notes”) due February 25, 2020, through PNMAC GMSR ISSUER TRUST Pioneering structure significantly increases the amount of Ginnie Mae MSR financing available to PFSI Term Notes were purchased by a diverse group of ABS investors, increasing the number of financing sources Demonstrates robust investor appetite for financing Ginnie Mae MSRs that are serviced by a counterparty with strong financial and operational performance Term Notes complement the Variable Funding Note (“VFN”) issued and financed under a repo agreement last December(1) Term Notes provide three to four year financing at a price comparable to existing bank financing Structure features a VFN “accordion” and the ability to issue additional Term Notes that will permit PFSI to access additional financing as the Ginnie Mae MSR portfolio grows Proceeds will be used for general corporate purposes, including loan production activities and potential MSR acquisitions, which facilitate consumer direct production and EBO-related opportunities (1) Further described in PFSI’s current report on form 8-K filed on December 21, 2016.  1

2 Summary of Ginnie Mae MSR Financing Pro Forma Ginnie Mae MSR Financing Sources (12/31/16 Balances) ($ in millions) Ginnie Mae MSR Ginnie Mae MSR Financing Sources Issuance of Term Notes increases effective advance rate from 28% to 55% (1) $150 million of the $407 million provided on a back-to-back basis to PMT to finance Ginnie Mae ESS. VFN Bank Financing $407 Term Notes $400 $1,472 $807 (1)